Vestar

April 25, 1997                          Writer's direct line (602) 533-2644

Ms. Ilona Adams                         Mr. James Mendelson
The Balcor Company                      The Balcor Company
2355 Waukegan Road, Suite A-200         2355 Waukegan Road, Suite A-200
Bannockburn, IL  60015                  Bannockburn, IL  60015
(847) 317-4462                          (847) 317-4462

Mr. Michael Bench                       Steven Levy, Esq.
Near North National Title Corporation   Katten Muchin & Zavis
222 N. LaSalle Street                   525 W. Monroe Street, Suite 1600
Chicago, IL  60601                      Chicago, IL  60661-3693
(312) 419-0569                          (312) 902-1061

Re: Sale and Escrow Agreement Among Vestar Development Co., Glendale Fashion Center Limited Partnership and Near North National Title Company Escrow No. N942501A

Pursuant to paragraph 30 of the Sale Agreement as set forth in paragraph 4 of the Eight Amendment, Purchaser hereby provides written notice of its election to exercise the option to extend the closing date for a 30-day period through and including May 30, 1997. The $75,000 extension payment will be wired to Near North National Title Company today. This shall also serve as Near North's authorization to deposit such $75,000 in the same investment with the same maturity as the existing escrow funds.

If anyone has any questions concerning this, please contact me.

Sincerely,

/s/ Allan J. Kasen
Allan J. Kasen

AJK/ss

cc:
Alan G. Lieberman, via facimile (847) 317-4462
Jay B. Newman, via facsimile (213) 955-7999
Edward Krasnove, via facsimile (310) 792-4620
Lee T. Hanley
Richard J. Kuhle
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